Exhibit (l) (13)
                                 FORM OF
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                            PURCHASE AGREEMENT
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     Northern Funds (the "Trust"), a Massachusetts business trust, and Martin
C. Gawne hereby agree as follows:

     1. The Trust hereby offers Martin C. Gawne, and Martin C. Gawne hereby purchases, five shares of the Trust's MarketPower Fund (the "Shares") at $ ______ per Share. The Trust hereby acknowledges receipt from Martin C. Gawne of funds in full payment for the foregoing Shares.

     2. Martin C. Gawne represents and warrants to the Trust that the foregoing Shares are being acquired for investment purposes and not with a view to the distribution thereof.

     IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of ______________, 1999.


                                             NORTHERN FUNDS

                                             By: _______________________



                                             Martin C. Gawne
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